DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT

FOR VALUE RECEIVED, the undersigned dealer ("Dealer") hereby promises to pay to the order of Automotive Finance Corporation, an Indiana corporation ("AFC"), with its principal office at Two Parkwood Crossing, 310 East 96th Street, Suite 300, Indianapolis, Indiana 46240 or such other place as AFC may designate, the principal sum of Fifty Thousand Dollars ($50000) (the "Aggregate Advance Limit") or such greater or lesser principal amount as may be outstanding pursuant hereto, with interest on said outstanding balance prior to an Event of Default, as defined in Section 7.0 hereof, at the rate of interest (based upon a 360 day year, compounded daily) set forth in the Term Sheet and as amended from time to time. In the event that no Term Sheet is executed or effective, then interest shall accrue at a variable rate, adjusted each business day, based upon the most recent prime rate published in The Wall Street Journal plus five percent (5%) per annum. Interest shall accrue from, the earlier of the date of a requested Advance or the date that an Obligation is incurred and shall be compounded daily. After an Event of Default, interest shall accrue at a variable rate, adjusted each business day, based upon the most recent prime rate published in The Wall Street Journal plus eight percent (8%) per annum, with such interest compounded daily and accruing from the date on which the Event of Default first occurred. All payments shall be made in lawful money of the United States and in immediately available funds.

Until demand by AFC or until an Event of Default (at which time the Obligations shall at AFC's option and without notice become immediately due and payable in full), Dealer shall pay the Obligations as provided in Section 2.6.

The Dealer: (a) waives demand and presentment for payment, protest, notice of protest and notice of non-payment or dishonor of this Note; (b) consents to any extension of the time of payment hereof; (c) waives all defenses based on suretyship or impairment of collateral; and (d) waives any defenses which the Dealer may assert on the Obligations including but not limited to failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury.

In consideration of the premises and the mutual covenants and conditions contained herein, the parties further agree as follows:

AGREEMENT

1.0 **DEFINITIONS**. When used herein, the following terms shall have the following meanings:

1.1 Advance - discretionary loan(s) to Dealer or payment(s) on behalf of Dealer by AFC pursuant to the terms of this Note.

1.2 Aggregate Advance Limit - the maximum lending limit, as set forth above.

1.3 Check - a payment by or on behalf of Dealer to AFC which is other than a payment in cash or via certified funds.

1.4 Collateral – all of Dealer's assets and properties wherever located, including without limitation (a) all machinery, furniture, and Equipment of any kind now owned or hereafter acquired by Dealer, (b) all Vehicles, vehicle parts, and other inventory of any kind now owned or hereafter acquired by Dealer, including, without limitation, the Purchase Money Inventory as hereinafter defined, (c) all documents, including but not limited to Titles, accounts, Retail Installment Contracts, chattel paper, electronic chattel paper, leases, insurance policies, instruments, fixtures, investment property, monies, certificates of deposit, deposit accounts, letter of credit rights, supporting obligations, and general intangibles (including payment intangibles) now owned or hereafter acquired by Dealer, (d) any and all proceeds, products, additions, accessions, accessories, and replacements of the foregoing, (e) all of Dealer's computer records, software, business papers, ledger sheets, files, books, and records relating to the foregoing, now owned or hereafter acquired, and (f) the following:

1.5 Curtailment Date - that certain day at the end of the Period when all Obligations concerning or relating to an item of Purchase Money Inventory become due and payable.

1.6 Dealer's Place of Business -any or all of the following location: (a) the place where the Collateral and Dealer's books and records are kept; (b) the place from which Dealer's business affairs and operations are conducted, unless otherwise disclosed in writing to AFC by Dealer; and (c) the place where Dealer's registered office is located.

1.7 Equipment – all goods, other than inventory, of any kind and wherever located.

1.8 Floorplan Fee - that non-refundable fee payable to AFC by Dealer in the amount set forth on the Term Sheet for each Period, or portion thereof, in which an Advance for each individual item of Purchase Money Inventory is outstanding, provided that in the event no Term Sheet is executed and effective, then the Floorplan Fee shall be equal to One Hundred Dollars ($100.00). Notwithstanding the foregoing or any provision in the Term Sheet to the contrary, AFC reserves the right to charge a Floorplan Fee in a higher amount as a condition to making an Advance if, in its sole discretion, AFC determines that the circumstances so warrant.

1.9 Interest - those finance charges owed by Dealer to AFC on all outstanding Obligations, which charges shall begin to accrue, on the earlier of the date of each Advance or the date that an Obligation is incurred, compounded daily, and shall be payable at the rate and upon the terms and conditions set forth in this Note.

1.10 Late Fee - that non-refundable fee payable to AFC by Dealer, in the amount equal to the Floorplan Fee for each item of Purchase Money Inventory, assessed each week, or portion thereof, that Dealer fails to repay Obligations under this Note when due as provided by this Note. Dealer agrees that this Late Fee is a reasonable estimate of AFC's probable losses due to the delay, inconvenience, and administrative expenses associated with late payment. AFC may also include in the Late Fee an amount equal to the greater of $25 or the maximum amount permitted by law for each Check tendered to AFC, by or on behalf of Dealer, that is subsequently dishonored, in addition to any charge or fee imposed by the depository institution for each returned or dishonored item and any other charges or fees permitted by law.

1.11 Note - this Demand Promissory Note and Security Agreement.

1.12 Number of Curtailment Date Extensions - that number of times set forth on the Term Sheet, that the Curtailment Date may be extended for an item of Purchase Money Inventory pursuant to this Note, provided that in the event no Term Sheet is executed and effective, the Number of Curtailment Date Extensions shall be zero (0).

1.13 Obligations - all Advances, debts, Purchase Money Inventory Obligations, liabilities, financial obligations, charges, expenses, fees, attorney fees, costs of collection, covenants, and duties owing, arising, due, or payable from Dealer to AFC of any kind or nature, present or future, under any instrument, guaranty, or other document whether arising under this Note or any other agreement, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or become due, now existing or hereafter arising and however acquired including, without limitation, all interest, Floorplan Fee(s) and Late Fee(s), and other expenses, costs or fees provided for herein.

1.14 Odometer Disclosure Statement - that statement of mileage for a Vehicle required, by the Motor Vehicle Information and Cost Savings Act as amended (49 U.S.C. § 32701 et seq.) and the

regulations implementing same (49 C.F.R. § 580 et seq.), to be provided to a Vehicle transferee by the transferor.

1.15 Period - that number of days set forth on the Term Sheet, beginning on the date of an Advance and ending on the Curtailment Date that an item of Purchase Money Inventory will be financed by AFC pursuant to this Note, provided that in the event no Term Sheet is executed and effective, then the Period shall be thirty (30) days.

1.16 Purchase Money Inventory - any and all Vehicles, vehicle parts, or goods of any kind, now or hereafter acquired by Dealer with an Advance.

1.17 Purchase Money Inventory Obligations - the liabilities owing, arising, due, or payable from Dealer to AFC with respect to specific Advances for specific items of Purchase Money Inventory now existing or hereafter arising.

1.18 Retail Installment Contract - that contract of sale and security agreement, whether or not constituting chattel paper under Article 9 of the UCC, whereby Dealer sells Purchase Money Inventory to a retail customer in the ordinary course of Dealer's business.

1.19 Term Sheet - that agreement in effect from time to time executed by Dealer and AFC containing information including but not limited to the Floorplan Fee, Interest and Period, in the form similar to Exhibit A.

1.20 Title - the certificate of title or other document issued by a duly authorized state, province or government agency evidencing ownership of a Vehicle.

1.21 UCC - the Uniform Commercial Code as enacted in Indiana and amended from time to time. Any term used in the UCC and not defined herein has the meaning given to the term in the UCC as presently enacted in Indiana or modified hereafter.

1.22 Vehicle - a vehicle, the ownership of which is embodied in a Title, driven or drawn by mechanical power, manufactured primarily for use on the public streets, roads, and highways.

1.23 Terms and Conditions – All provisions of this Note, excluding any language specifically referencing Dealer by individual or business name or address, or referencing the dollar amount of Dealer's Aggregate Advance Limit.

2.0 FINANCING PROCEDURES.

2.1 Discretionary Advances. AFC may, in its sole discretion, from time to time make an Advance to or on behalf of Dealer for the purpose of enabling Dealer to purchase and/or hold Purchase Money Inventory for resale, and for other purposes as provided herein. Dealer acknowledges and agrees that AFC may, with or without cause, refuse to make an Advance. Dealer further agrees that AFC's decision to make an Advance shall be binding only if it is in writing and signed by AFC. Dealer and AFC agree that Dealer is not obligated to finance any Purchase Money Inventory, or any other assets through AFC.

2.2 Advance Requests: Purchase Money Inventory. Dealer may request an Advance for the purpose of enabling Dealer to purchase and hold an item of Purchase Money Inventory for resale by providing AFC with: (a) a copy of the bill of sale which indicates the vendor and the actual purchase price of the Purchase Money Inventory; and (b) as to Vehicles, a completed Odometer Disclosure Statement and the Title duly assigned to Dealer.

2.3 Advance Requests: Other Purposes. Dealer may request an Advance for purposes other than enabling Dealer to purchase and hold an item of Purchase Money Inventory for resale by providing AFC with: (a) a written request setting forth the purpose for the requested Advance, and (b) such other information as AFC may require. If AFC elects to make any such Advance, the Advance shall be deemed an additional Obligation under this Note from the date on which the Advance is made.

2.4 Conditions to Advances. As a condition precedent to an Advance, Dealer shall deliver to AFC, at AFC's request, a certificate in a form acceptable to AFC certifying that (a) no Event of Default has occurred or is continuing, (b) Dealer is in complete compliance with the terms and conditions of this Note, (c) all prior Advances made for the purpose of enabling Dealer to purchase an item of Purchase Money Inventory have only been used to purchase Vehicles encumbered by this Note, (d) no material adverse affect to the operation or prospects of Dealer (financial, business, labor or otherwise) exists or is threatened, (e) no checks issued by Dealer to AFC have been dishonored, and (f) such other information as AFC may request. In addition, if the Advance request is for the purpose of enabling Dealer to purchase and hold an item of Purchase Money Inventory for resale, Dealer shall deliver to AFC, at AFC's request, a certificate in a form acceptable to AFC, certifying that the Advance will only be used to purchase Vehicles encumbered by this Note.

2.5 Advances Without Request. If at any time Dealer is in default on any obligation to a third party, AFC may in its sole discretion elect, but is not required, to make payment or transfer on Dealer's behalf to the third party, in any amount up to the total obligation owed by Dealer to the third party, as a means of satisfying Dealer's obligation to the third party in whole or in part. If AFC elects to make any such payments or transfers, they shall be deemed additional Obligations under this Note from the date on which the payment or transfer is made. Such payments or transfers may be made without prior notice to Dealer and without regard to any Aggregate Advance Limit then in effect for Dealer.

2.6 Repayment of Purchase Money Inventory Obligations and Obligations. Dealer shall pay to AFC at the offices of AFC the Purchase Money Inventory Obligations, on demand and without notice, with respect to an item of Purchase Money Inventory on the earlier of: (a) forty-eight (48) hours after the disposition by sale or otherwise of an item of Purchase Money Inventory; or (b) the Curtailment Date. AFC shall apply such payments to the Purchase Money Inventory Obligation incurred from said item of Purchase Money Inventory. Notwithstanding anything herein to the contrary including Sections 3.0 and 4.0 if, after the disposition by sale or otherwise and subsequent payment to AFC as delineated above, a shortage exists between any payments received by AFC and the Purchase Money Inventory Obligation with respect to an item of Purchase Money Inventory, that shortage shall be considered an Obligation owed by Dealer to AFC and secured with Collateral other than Purchase Money Inventory. Dealer shall pay to AFC at the offices of AFC all Obligations, on demand and without notice, relating to an item of Purchase Money Inventory on the earlier of: (a) forty-eight (48) hours after the disposition by sale or otherwise of an item of Purchase Money Inventory; or (b) the Curtailment Date. Dealer shall pay to AFC at the offices of AFC all other Obligations, on demand and without notice. The order and method of application of such payments of the Obligations, excluding payments with respect to Purchase Money Inventory Obligations, shall be in the discretion of AFC.

2.7 Extension of Curtailment Date. If Dealer is in compliance with all other provisions of this Note, AFC may, in its sole discretion, permit an extension of the Curtailment Date relative to an item of Purchase Money Inventory for a Period, upon the payment of Interest, Floorplan Fee(s) and a minimum of Ten Percent (10%) of the outstanding Advance relating to such item of Purchase Money Inventory.

2.8 Presumptions Regarding Outstanding Balance. The date and amount of each Advance made by AFC and of each repayment of principal or interest thereon shall be recorded by AFC. The aggregate unpaid principal amount, interest, fees, and other Obligations so recorded by AFC shall constitute prima facie evidence of the sums owing and unpaid under this Note; provided, however, that the failure by AFC to so record any such amount or any error in so recording any such

amount shall not limit or otherwise affect the liability of Dealer under this Note to repay the Obligations.

2.9 Purchase Money Inventory and Title Control. At any and all reasonable times Dealer shall allow AFC's officers, employees, agents, attorneys, designees and representatives (including but not limited to representatives of AutoVin, Inc.) access to Dealer's books and records and the Dealer's Place of Business for the purpose of conducting an audit of Dealer's inventory to determine that any and all items of Purchase Money Inventory for which an Advance is outstanding are in fact in Dealer's custody and control. Dealer agrees to pay all of AFC's expenses in conducting such audit. Dealer may request the Title to a Vehicle or Vehicles held by AFC for purposes of correcting same or taking said Vehicle(s) to an auction. If AFC in its sole discretion agrees with such request, Dealer shall deliver to AFC a check or draft in an amount equal to the Advance(s) relating to such Vehicle(s). Unless such Title(s) are returned to AFC within the time period established by AFC, AFC may deposit or present such check or draft for payment and any outstanding Obligation(s), Floorplan Fee(s) or accrued interest relating to Advance(s) for such Vehicle(s) shall become immediately due and payable.

2.10 Authorization of AFC. By execution of this Note, Dealer authorizes AFC and any of its officers or employees to execute and file, on behalf of Dealer and without Dealer's signature, original financing statements, amendments, continuation statements, and any other documents AFC deems necessary or desirable to protect its interests. Dealer authorizes AFC to supply any omitted information and correct errors in any document executed by or on behalf of Dealer, and to contact any bank or other depository institution to obtain account information concerning Dealer. Dealer authorizes AFC to obtain credit information from a credit bureau, and any financial institutions or trade creditor that Dealer has provided as well as other credit investigation that AFC in AFC's sole discretion deems necessary. Dealer also authorizes AFC to contact any third parties to disclose information, including information contained in this application, for the purpose of, among other things, obtaining intercreditor agreements and perfection of AFC's security interest. Further, if a credit line is granted, Dealer authorizes AFC to review Dealer's account periodically, which could include obtaining additional credit reports. In addition, Dealer shall execute the Power of Attorney attached hereto as Exhibit B.

3.0 **GRANT OF SECURITY INTEREST**. To secure Dealer's prompt payment of the Purchase Money Inventory Obligations, Dealer hereby grants to AFC a lien and a purchase money security interest in the Purchase Money Inventory and the Titles thereto. To secure Dealer's prompt payment of the Obligations, Dealer hereby grants to AFC a lien and security interest in all of the Collateral except the Purchase Money Inventory. Dealer understands and agrees that AFC at all times intends to maintain the status of a purchase money secured creditor with priority rights in the Purchase Money Inventory as provided under the UCC. Therefore, to the extent purchase money status can still be maintained under applicable law, Dealer also grants AFC a lien and a security interest as follows: (a) the Purchase Money Inventory also secured Obligations that are not Purchase Money Inventory Obligations, and (b) Collateral that is not Purchase Money Inventory also secures Purchase Money Inventory Obligations.

4.0 **SALES OF PURCHASE MONEY INVENTORY**. Unless and until an Event of Default shall have occurred, Dealer may sell the Purchase Money Inventory to bona fide buyers in the ordinary and regular course of Dealer's business, but nothing herein shall be deemed to waive or release any interest AFC may have hereunder or under any other agreement in any proceeds or replacements of the Purchase Money Inventory. Upon the sale of any item of Purchase Money Inventory, Dealer shall hold the amount received from the disposition of inventory in Trust for the benefit of AFC and Dealer shall pay to AFC, in accordance with Section 2.6, an amount equal to the unpaid balance of the Purchase Money Inventory Obligations and Obligations relating to such Purchase Money Inventory.

5.0 **DEALER'S COVENANTS**. Until payment in full of all of the Obligations or unless AFC shall otherwise consent in writing, Dealer covenants and agrees as follows:

5.1 Disposition of Purchase Money Inventory. Unless Purchase Money Inventory is the subject of a Retail Installment Contract that satisfies the requirements of Section 6.7 or is sold pursuant to Section 4.0, Dealer shall not attempt to or actually, sell, lease, transfer, mortgage, encumber, or otherwise dispose of the Purchase Money Inventory, any part thereof, or any interest therein, or remove, for a period exceeding twenty-four (24) hours, any item of Purchase Money Inventory from the Dealer's Place of Business. In addition, Dealer shall keep the Purchase Money Inventory free from any lien, security interest, mortgage, claim, charge or other encumbrance, other than those granted pursuant to this Note or permitted in writing by AFC.

5.2 Unconditional Payment Obligation. Dealer's obligation to make full payment under this Note is unconditional and shall not be affected by claims or disputes Dealer may have against any other person, including but not limited to claims or disputes Dealer may have against any person or entity who transferred, conveyed, or sold one or more Vehicles to Dealer.

5.3 Maintenance of Collateral. Dealer shall keep and maintain the Purchase Money Inventory in good repair and safe condition, and not cannibalize, alter or substantially modify the Collateral, nor secrete or conceal the Collateral.

5.4 Dealer's Books and Records. Dealer has kept and shall continue to keep true and accurate books and records concerning its business affairs and the Collateral. Such books and records shall contain full and correct entries of all business transactions and shall be kept in accordance with generally accepted accounting principles consistently applied. Dealer shall at least annually and upon request furnish financial statements to AFC based upon said books and records and upon request shall permit AFC to make extracts from and receive from Dealer originals or true copies of Dealer's books and records and any papers relating to the Collateral. All financial statements submitted to AFC shall fairly present the financial condition of Dealer and any other person or entity identified in such financial statements as of the preparation date. Dealer shall notify AFC, in writing, of any material adverse change in the financial condition of Dealer as compared to any prior financial statements submitted to AFC.

5.5 Insurance. Dealer shall keep the Collateral insured against such risks and in an amount equal to the Aggregate Advance Limit or such lesser amount as AFC may from time to time permit and with such insurer or insurers as AFC may from time to time approve. Dealer shall provide AFC, or AFC's designees, with copies of its policies of insurance covering the Collateral together with evidence that the premium therefor has been paid and that AFC has been named as loss payee or additional insured on such policies. The proceeds of loss under such policies are hereby assigned to AFC. If AFC determines, in its sole discretion, that Dealer has not maintained adequate insurance coverage for the Collateral, AFC may, but has not obligation to, purchase a policy or policies of insurance (through forced placement or otherwise) any may treat amounts so expended as additional Obligations. The risk of loss or damage to the Collateral shall at all times remain solely with Dealer.

5.6 Litigation Notice. Dealer shall provide to AFC within five (5) days after service of process, notice of any litigation, arbitration, or other proceeding by or before any court, governmental agency, or entity affecting Dealer.

5.7 Taxes. Dealer has paid and shall pay all taxes and assessments relating to its business affairs and shall pay all taxes and assessments at any time levied on the Collateral as and when the same become due and payable in the ordinary course. If Dealer fails to pay taxes or assessments relating to the Collateral, AFC may, but has no

obligation to, pay said taxes or assessments and may treat amounts so expended as additional Obligations.

5.8 Further Assurances. Dealer shall execute any and all documents necessary to confirm an Advance or perfect AFC's lien and security interest in the Collateral. Dealer shall, at any time and at the request of AFC, assign in writing any or all Retail Installment Contracts and deliver the originally executed Retail Installment Contracts to AFC.

5.9 Acknowledgments. Dealer acknowledges that AFC has relied on Dealer's Covenants and Dealer's Representations and Warranties as delineated in this Note, and is not charged with any contrary knowledge that may be ascertained by examination of the public records, or that may have been received by any officer, director, agent, employee, representative or shareholder of AFC.

5.10 Changes in Dealer's Business. Upon the execution of this Note, Dealer shall provide AFC with a document listing Dealer's Place of Business. Dealer shall provide AFC written notice within 30 days of any of the following: (a) any change in Dealer's Place of Business or chief executive office, (b) any change in the corporate, business or ownership structure of Dealer, (c) any change in the state or jurisdiction of incorporation, organization or business entity registration of Dealer, (d) any change in the legal name or trade name of Dealer, (e) any consolidation or merger with any other person or entity, (f) any change in control of Dealer, (g) any sale, transfer or insurance of equity securities or reclassification, readjustment or other change in capital structure, or (h) any amendment to Dealer's articles, by-laws or other organizational documents.

5.11 Notice to Account Debtors. Dealer shall, at any time and at the request of AFC, notify any or all account debtors or obligors that AFC has the right to enforce Dealer's rights against the account debtors or obligors, that AFC has a security interest in the accounts and chattel paper, and that the account debtors and obligors must direct payment to AFC.

5.12 Guaranties. At the request of AFC prior to the execution of this Note and at any time thereafter, Dealer shall deliver to AFC a duly executed guaranty or guaranties of a third party or parties in the form attached hereto as Exhibit C.

5.13 Control Agreements. Dealer shall cooperate with AFC in obtaining control agreements in form and substance satisfactory to AFC with respect to Collateral consisting of deposit accounts, certificates of deposit, investment property, letter of credit rights and electronic chattel paper. In the event satisfactory control agreements cannot be obtained, Dealer shall cooperate with AFC in placing the account or other property in AFC's name as owner or co-owner.

6.0 DEALER'S REPRESENTATIONS AND WARRANTIES. On the date of this Note and until the Obligations are paid in full and Dealer has performed all of its obligations hereunder, the representations and warranties contained in this Note and every factual matter in any other document delivered to AFC by or on behalf of Dealer shall be true and correct in all material respects and will remain true and correct.

6.1 Permits and Licenses. Dealer has all applicable permits and licenses necessary to conduct business as a retail or wholesale seller, as applicable, of the Collateral. Dealer has all required government certificates, licenses, registrations, and charters to operate as the entity or business type identified and is in good standing with all applicable governmental authorities. Dealer shall comply with, and not permit any violation by its agents or employees of, all applicable laws, regulations, and orders of public authorities relating to Dealer's business affairs and the Collateral.

6.2 Authority. The undersigned is legally competent, and has been duly authorized by all necessary action, to execute and deliver this Note and consummate all of the transactions contemplated hereby. Dealer has now and will have at the time of each Advance full right, power, and authority to borrow in the manner and on the terms and conditions set out in this Note, and to grant AFC the lien and security interest granted in this Note without the consent or approval of any third party or public authority.

6.3 Ownership. Dealer has now and will have at the time of each Advance good and marketable title to the Purchase Money Inventory, free and clear of all liens, security interests, mortgages, charges, claims, and other encumbrances or interests whatsoever, except the lien and security interest granted under this Note, or except as permitted by AFC in writing or acknowledged by AFC's written notification to such third party advising such third party of AFC's purchase money security interest in the Purchase Money Inventory and the proceeds thereof.

6.4 Enforceability. This Note, and any other agreements or documents contemplated herein or executed in connection herewith, constitute valid and binding obligations of the Dealer and all are enforceable in accordance with their respective terms.

6.5 Litigation. No legal, arbitration, or administrative proceedings are pending or threatened against Dealer which could reasonably affect the Collateral or which materially and adversely affect the properties, business, prospects, or condition, financial or otherwise, of the Dealer or Dealer's ability to honor its obligations hereunder.

6.6 Check Representations. With each and every payment to AFC by Check, Dealer represents and warrants (regardless of whether Dealer is the drawer of the Check), that, at the time of issuance of the Check and at the time such Check may be presented for payment, the account upon which such Check is drawn contains immediately available funds sufficient for payment of that Check and all other Checks issued or outstanding at that time.

6.7 Retail Installment Contract Representations. With respect to each Retail Installment Contract: (a) Dealer is the owner thereof; (b) Dealer has made all filings, recordations, and has taken all necessary actions (including registration on a certificate of title) which are required to perfect Dealer's interest with respect to the Collateral therein; (c) such Retail Installment Contract is the result of a bona fide transaction entered into in the ordinary course of Dealer's operations; (d) such Retail Installment Contract is true, valid, genuine, binding, and enforceable in accordance with the written terms thereof; (e) such Retail Installment Contract is the only chattel paper with respect to the subject thereof; (f) such Retail Installment Contract is and will continue to be free from all defenses, setoffs, and counterclaims of any kind; (g) such Retail Installment Contract conforms with all applicable laws; (h) except as to any interest disclosed in writing to AFC, such Retail Installment Contract is free from all security, liens, and/or encumbrances; and (i) the property which is the subject of the Retail Installment Contract has been delivered to the retail purchaser under such Retail Installment Contract.

6.8. Lot Representation. All Vehicles located at Dealer's place of business constitute inventory for resale in the ordinary course of Dealer's business unless the Vehicle is plainly marked otherwise. None of the Vehicles are in Dealer's possession pursuant to a consignment or other agreement providing that someone other than Dealer is the Vehicle's owner or has rights in the Vehicle superior to the rights of Dealer or AFC, unless (a) AFC has been notified in writing that such Vehicles are in Dealer's possession and (b) the Vehicles are plainly so marked and identified.

6.9. Name of Dealer. Dealer's legal name is precisely the name set forth as such on the last page of this Note.

6.10. State of Organization. Dealer's state of incorporation, organization or other business entity registration is the state or jurisdiction set forth as such on the last page of this Note. Upon request, Dealer shall furnish to AFC an official certificate from the

appropriate governing authority evidencing the current legal status of Dealer's business organization.

7.0 **EVENT OF DEFAULT**. Each and every one of the following events shall be considered an Event of Default:

7.1 the default in any payment or repayment when due of any of the Purchase Money Inventory Obligations or Obligations, as provided in the Note;

7.2 AFC's deeming itself insecure regarding the Collateral or the possibility of Dealer's default in any payment or repayment of any of the Obligations;

7.3 AFC's receipt of any report indicating that AFC is not prior to all other liens, security interests, mortgages, charges, claims, encumbrances or interests of any kind in the Purchase Money Inventory;

7.4 the default in payment or performance of any debt or obligation of Dealer whether to AFC or to a third party;

7.5 AFC determining, in its sole discretion, that any covenant, warranty, representation, or statement made by Dealer in connection with this Note, related documents, any Advance or otherwise to or for the benefit of AFC has been breached or is false or misleading;

7.6 the loss, theft, damage, destruction, sale (except as permitted by Section 4.0), or encumbrance of the Collateral, or the making of any levy, seizure, attachment, or execution against Dealer or any of its property;

7.7 the inability of Dealer or any guarantor to pay debts as they mature, insolvency of Dealer or any guarantor, appointment of a receiver for Dealer or any guarantor, assignment for the benefit of creditors by Dealer, commencement of any proceeding under any bankruptcy or insolvency law by or against Dealer or any guarantor, or entry of or issuance of any order of attachment, execution, sequestration, or other order in the nature of a writ is levied upon the Collateral;

7.8 the death or incompetency of Dealer if Dealer is an individual or any guarantor, or the death, incompetency, or resignation of a principal stockholder, officer, or manager of Dealer or any guarantor;

7.9 dissolution, merger or consolidation, or transfer of any substantial part of the property of Dealer or of any guarantor; or

7.10 AFC's determination, in its sole discretion, that control contests or other management disputes within or regarding the Dealer threaten or may threaten the timely repayment of the Obligations by Dealer.

8.0 **REMEDIES**.

8.1 Whenever an Event of Default shall exist, or at any time thereafter (such a default not having previously been cured), AFC, at its option and without demand or notice of any kind, may declare the Obligations to be immediately due and payable. Upon such Event of Default, AFC shall have the rights and remedies of a secured party under the UCC with respect to the Collateral, and any other rights or remedies at law, in equity by agreement or otherwise. AFC shall have the right to pursue any of its rights and remedies separately, successively or concurrently, and the exercise of any right or remedy shall not preclude its subsequent exercise at a later time or the exercise of other rights or remedies. Without limiting the foregoing, AFC may (a) notify any or all creditors, account debtors or obligors of Dealer's default or of the security interest of AFC in Dealer's accounts or chattel paper and direct payment of same to AFC; (b) demand, receive, sue for and give receipts or acquittances for any moneys due or to become due on any account receivable, Retail Installment Contract, or under any chattel paper or endorse any item representing any payment on or proceeds of the Collateral; (c) assent to any or all extensions or postponements of time of payment or any other indulgence in release of the Collateral, to the addition or release of acceptance of partial payments and the settlement, compromise or adjustment of such claims, all in a manner and at times as AFC shall deem advisable; (d) execute and deliver for value all necessary or appropriate bills of sale, documents of title, and other documents and instruments in connection with the management or disposition of the Collateral or any part thereof; (e) hold, store, keep idle, lease, operate, remove, or otherwise use or permit the use of the Collateral or any part of it, for that time and upon those terms as AFC, in its sole discretion, deems it to be in its own best interests; and (f) take possession of the Collateral and sell the same. For all such purposes, AFC may, without prior notice, enter upon the premises on which the Collateral is situated (or is believed to be situated) and either cause the Collateral to remain on, be stored on, or managed at such premises at Dealer's expense, pending sale or other disposition of the Collateral or remove the Collateral to such other place as AFC shall determine. Notwithstanding the foregoing rights, Dealer shall, upon AFC's demand, make the Collateral available to AFC at a place to be designated by AFC which is reasonably convenient to both parties. Dealer hereby consents to the appointment of a receiver by any court of competent jurisdiction without necessity of notice, hearing, or bond.

8.2 Procedures. AFC may comply with any provision of this Note and any applicable state or federal law requirements in connection with a disposition of the Collateral, and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral. AFC may sell Collateral without giving any warranties and may specifically disclaim warranties, including warranties of title and the like. AFC shall not be liable or accountable for the failure to seize, collect, realize, sell, or obtain possession or payment of all or any part of the Collateral and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing, selling or obtaining possession or payment of same or for the purpose of preserving any rights of AFC, Dealer or any other person. AFC shall not have any obligation to take any steps to preserve rights against prior parties to any Collateral, whether or not in AFC's possession, and shall not be liable for failure to do so.

8.3 No Obligation to Pursue Others. AFC shall have no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them, and AFC may release, modify or waive any Collateral provided by any other person to secure any of the Obligations, all without affecting AFC's rights against Dealer. Dealer waives any right it may have to require AFC to pursue any third person for any of the Obligations.

8.4 Sales on Credit. If AFC sells any of the Collateral on credit, Dealer will be credited only with payments actually made by the purchaser, received by AFC and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, AFC may resell the Collateral and Dealer shall be credited with the proceeds of the sale.

8.5 Notice of Sale. Dealer agrees that the Vehicles are a type of collateral customarily sold on a recognized market and that AFC therefore has no obligation to notify Dealer, or any other person, prior to their sale. In the event AFC does send notice prior to sale of any Collateral, Dealer agrees that the sending of notice, whether delivered personally, by courier service or by certified or registered mail to any address of Dealer set forth in this Note, of the time and place of any public sale or the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. AFC may, without further notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place at which it was announced at the sale so adjourned.

8.6 Action Against Bond. To the extent not prohibited by law, Dealer authorizes AFC to proceed in an action to collect on or against any bond posted by Dealer with any state or local authorities.

8.7 No Marshalling. AFC shall have no obligation to marshal any assets in favor of Dealer, or against or in payment of the Note, any Obligations or any other obligation owed to AFC by Dealer or any other person.

8.8 Right of Set-Off. Upon the occurrence and during the continuance of an Event of Default, AFC is authorized at any time and from time to time, without notice to Dealer, to set-off and apply, directly or through any of AFC's affiliates, any and all deposits (whether general or special, time or demand, provisional or final, or otherwise) and other assets and properties at any time held in the possession, custody or control of AFC or its affiliates, and any indebtedness at any time owing by AFC or its affiliates to or for the credit, account or benefit of Dealer, against any and all of Dealer's Obligations.

9.0 GENERAL.

9.1 Indemnification. Dealer shall indemnify and hold AFC harmless from and against any and all liabilities, loss, damage, costs, or expenses of whatever kind or nature relating to claims of third parties arising out of or in any way connected to this Note or Dealer's business affairs including, without limitation, attorneys' fees and expenses incurred both in the defense of any action against AFC and in any action to enforce these indemnity rights as against the Dealer.

9.2 No Partnership; Joint Venture; Dealer's Business Affairs. Notwithstanding anything to the contrary herein contained or implied, AFC, by this Note or by any action pursuant hereto, shall not be deemed to be a partner or joint venture of Dealer. Dealer furthermore agrees that notwithstanding the conditions of lending herein, the purchase or sale of Vehicles or Equipment by Dealer is in the ordinary course and, prior to an Event of Default, at the discretion and subject to the business judgment of Dealer. AFC has no responsibility or liability of any kind with regard to the quantity, quality, condition, purchase price, or marketability of any item of Purchase Money Inventory. AFC is not a party to any loss or gain in the sale of any Purchase Money Inventory sold by Dealer.

9.3 Expenses. Dealer agrees to pay in the ordinary course all AFC's expenses and costs incidental to the financing provided for under this Note. Such costs shall include, but are not limited to, fees and out-of-pocket expenses incurred by AFC or its counsel (including paralegals and similar persons) and any filing fees, stamp taxes, insurance or other charges associated with the creation, perfection, or maintenance of the security interest granted herein. Dealer agrees that if it fails or refuses to pay any taxes or assessments relating to the Collateral or maintain proper insurance coverage for the Collateral, AFC may, but has no obligation to, pay said taxes or assessments and purchase a policy or policies of insurance and may treat amounts so expended as additional Obligations. Any amount so paid or advanced by AFC, plus related costs, shall be repaid by Dealer on demand and shall bear interest at the highest rate permitted by law from the date of such payment or advance.

9.4 Notices. All notices, requests, or other communications by Dealer required by, permitted under, or relating to this Note shall be in writing. Any notice shall be effective (a) if delivered personally (or by courier) with signed receipt therefor, or (b) three days after dispatch, if delivered via certified or registered U.S. Mail, postage prepaid and addressed as follows:

If intended for AFC
Automotive Finance Corporation
310 East 96th Street, Suite 300
Indianapolis, IN 46240

If intended for Dealer
SIGNATURE LEISURE, INC. DBA: SIGNATURE AUTO
1111 N. ORLANDO AVE
WINTER PARK, FL 32789

All such notices shall be deemed reasonably and promptly given if the effective date thereof is at least five days prior to the event with respect to which notice is given.

9.5 Merger, Modification; Headings; Waiver. This Note and the documents contemplated hereby are intended by the parties as an amendment and restatement of any prior Promissory Note and Security Agreement or agreements with regard to the subject matter hereof. Notwithstanding the foregoing, this Note and the documents contemplated hereby contain the entire agreement of the parties with regard to the subject matter hereof, and shall be binding upon and inure to the benefit of the successors and assigns of the parties; however, no obligation or rights of Dealer shall be assignable. Dealer authorized AFC to alter, amend or modify the Terms and Conditions of this Note at any time by posting a copy of such altered, amended or modified Terms and Conditions in a prominent location at AFC offices accessible to Dealer or at another physical or electronic location accessible to Dealer or the general public. Any request for an Advance by Dealer and subsequent Advance by AFC pursuant to Sections 2.1, 2.2 or 2.3 shall constitute the assent of the parties to the Terms and Conditions in effect at that time. The provisions of this Note may not be altered, amended, or modified by Dealer except in a writing signed by both parties. The parties acknowledge that the headings herein are for convenience only and shall not be considered in the interpretation of this Note.

9.6 Usury. Any provisions of this Note to the contrary notwithstanding, at no time shall Dealer be obligated to pay interest at a rate which could subject AFC to either civil or criminal liability as a result of interest being in excess of the maximum rate Dealer is permitted by law to contract or agree to pay. In such circumstances, the rate of interest hereunder shall be deemed to be immediately reduced to such maximum rate, and such interest and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Obligations as of the date such payment was made. Any such excess shall be held by AFC for Dealer's benefit without interest and shall be subject to setoff by AFC.

9.7 No Waiver. No delay or omission by AFC to exercise any right or remedy shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to any Event of Default, or (c) affect any subsequent default, right or remedy of the same or of a different nature.

9.8 Demand Nature of Credit Facility. Dealer acknowledges and agrees that the financing evidenced by this Note is payable upon demand. Nothing in this Note is intended to nor shall be deemed to change the demand nature of this Note, including, without limitation, any reference to Events of Default, to annual financial statements, to Curtailment Dates, to Periods, or otherwise. Dealer acknowledges and agrees that AFC, at any time, without notice and with or without reason, may demand that this Obligation be immediately paid in full. The Dealer acknowledges that demand may be made by AFC even if the Dealer is in compliance with each and every term of this Note.

9.9 Signature. AFC and Dealer expressly agree that AFC may, at AFC's option, execute this Note and the documents contemplated hereby by way of a signature stamp or other authorized facsimile signature of an AFC officer. AFC and Dealer expressly agree that except as authorized under Section 2.10 or the attached Power of Attorney, Dealer may only execute this Note and the documents contemplated hereby by way of an original signature and not by way of a facsimile thereof.

9.10 Enforcement. AFC and Dealer intend and believe that each provision in this Note complies with all applicable ordinances, laws, statutes and judicial and administrative decisions; however, if any provision in this Note is found by a court of law to be in violation of any applicable ordinances, laws, statutes, judicial or administrative decisions, or public policy, then it is the intent of

the parties of this Note that such provision be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such provision were not contained herein and that the remainder of this Note continue in full force and effect.

9.11 JURISDICTION AND CHOICE OF LAW. THIS NOTE AND ANY AND ALL AGREEMENTS OR AUTHORIZATIONS EXECUTED BY DEALER OR AFC IN CONNECTION HEREWITH SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF INDIANA, AS AMENDED FROM TIME TO TIME, WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS. BY EXECUTION OF THIS NOTE, DEALER SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF INDIANA AND TO VENUE IN THE CIRCUIT AND SUPERIOR COURTS OF MARION COUNTY, INDIANA. ANY ACTION INITIATED BY DEALER AGAINST AFC RELATING TO THIS NOTE SHALL BE FILED AND CONDUCTED SOLELY IN SAID COURTS. AFC MAY BRING ANY SUIT AGAINST DEALER UNDER OR RELATED TO THIS NOTE IN ANY COURT OF COMPETENT JURISDICTION, AND DEALER HEREBY CONSENTS TO AFC'S CHOICE IN FORUM. DEALER FURTHER WAIVES ANY RIGHT WHICH IT MAY HAVE TO REMOVE SUCH LITIGATION OR MATTER TO A FEDERAL COURT OR TO REQUIRE THAT ANY SUCH LITIGATION OR MATTER TAKE PLACE IN A FEDERAL COURT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AFC ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

9.12 WAIVER OF JURY TRIAL RIGHTS. DEALER AND AFC EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. THEREFORE, EACH PARTY, AFTER CONSULTING, OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE AND RELATED AGREEMENT(S), INSTRUMENTS OR TRANSACTIONS, OR ANY ASPECT OF THE PAST, PRESENT, OR FUTURE RELATIONSHIP OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AFC ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

9.13 Title Processing Fees. If AFC determines that it is necessary or desirable to transfer or convert title or obtain a new or replacement title for any Vehicle, Dealer agrees to pay AFC a title transfer or processing fee not to exceed $100 for each title processed, in addition to all of AFC's expenses and costs incidental thereto, which shall include, but are not limited to, fees and out-of-pocket expenses incurred by attorneys (including paralegals and similar persons) and any filing fees or taxes.

9.14 Attorneys' Fees Expenses and Costs. In addition to all other amounts payable hereunder by Dealer, Dealer agrees to reimburse AFC on demand for any and all attorneys' (including paralegals' and similar persons') fees (not less than 15% of the outstanding Obligations where not prohibited by law), accountants' fees, appraisers' fees, and all expenses and costs incurred in collecting or enforcing payment of the Obligations hereunder or in curing any default, including without limitation those fees and costs incurred (a) with or without suit; (b) in any appeal; (c) in any bankruptcy, insolvency or receivership proceeding; and (d) in any post-judgment collection proceedings, plus interest at the rate provided herein.

Dealer's Name and Dealer's Place(s) of Business:

SIGNATURE LEISURE, INC.
DBA: SIGNATURE AUTO
1111 N. ORLANDO AVE
WINTER PARK, FL 32789

WHEREFORE, the parties have, by their duly authorized representatives, executed this Note on the Sixteenth day of February, 2004.

Dealer: SIGNATURE LEISURE, INC. DBA: SIGNATURE AUTO
By: Stephen W. Carnes, President
STEPHEN W CARNES, PRESIDENT
By:
By:
By:

Automotive Finance Corporation
By:
An AFC Officer

To be executed at AFC corporate office